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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


Portland, Oregon                                 /s/ Arthur Andersen, LLP
November 23, 1999                                ARTHUR ANDERSEN LLP